Exhibit 99.2

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN CORP. ANNOUNCES AGREEMENT TO

SELL ADMINISTRATIVE SERVICES SUBSIDIARY CHCS SERVICES, INC.

Rye Brook, NY — April 27, 2010 — Universal American Corp. (NYSE: UAM) today announced it has signed a definitive agreement to sell its wholly-owned subsidiary CHCS Services, Inc. (“CHCS”), to Patni Americas, Inc., a wholly-owned subsidiary of Computer Systems Limited (NYSE: PTI), a leading global Information Technology  services and business processing outsourcing provider.  The closing of this transaction is subject to regulatory approval and other customary closing conditions.  Universal American and Patni have also entered into a five year multi-services contract, effective upon closing of the sale of CHCS, to provide administrative services for Universal American’s Traditional Insurance business from and after the closing.  The administrative services will continue to be performed by the current employees of CHCS located in Pensacola, Florida.

About Universal American Corp.

Universal American, through our family of healthcare companies, offers health benefit plans designed to promote collaboration among our members and their healthcare professionals. This Healthy CollaborationSM improves, each day, the health and well-being of more than two million older and disabled Americans. For more information on Universal American, please visit our website at www.UniversalAmerican.com.

Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Universal American’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com

Chief Financial Officer (914) 934-8820

Linda Latman (212) 836-9609